Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                               September 30, 1999
                         -------------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                            $ 2,993,904
  Accounts receivable:
    Customers                                                     17,349,374
    Other                                                             10,103
  Prepayments                                                      2,056,922
                                                                  ----------

            Total current assets                                  22,410,303
                                                                  ----------


Other property and investments                                        55,804

eferred debits and other assets                                       38,794
                                                                  ----------


            Total Assets                                         $22,504,901
                                                                 ===========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                               $ 9,587,144
  Taxes accrued                                                      178,037
  Other                                                              533,697
                                                                  ----------

            Total current liabilities                             10,298,878
                                                                  ----------



Stockholder's equity:
  Common stock                                                           100
  Capital surplus                                                 25,900,000
  Retained earnings                                              (13,694,077)
                                                                 -----------

      Total stockholder's equity                                  12,206,023
      --------------------------                                  ----------


            Total Liabilities & Stockholder's Equity             $22,504,901
                                                                 ===========

                                                                  Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                         --------------------------------
                                   (Unaudited)





                                                 Three Months     Nine Months
                                                     Ended           Ended
                                                 Sept.30,1999    Sept.30,1999
                                                 ------------    ------------


Operating Revenues                                $23,881,290    $ 61,402,163
                                                   ----------     ------------

Operating Expenses:

   Power purchased                                 35,864,653      69,309,064

   Other operation and maintenance                  1,110,060       2,628,997
                                                   ----------     -----------

      Total Operating Expenses                     36,974,713      71,938,061
                                                   ----------      ----------


Operating Income/(Loss)                           (13,093,423)    (10,535,898)


Other Income and Expenses, Net                         71,284         126,108
                                                   ----------     -----------


Earnings/(Losses) Before Income Taxes             (13,022,139)    (10,409,790)


  Income tax expense/(benefit)                     (4,658,218)     (3,626,899)
                                                   ----------     -----------

Net Income/(Loss)                                 $(8,363,921)    $(6,782,891)
                                                   ==========      ==========